EXHIBIT 24.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated Janu-ary 27, 1994 included in Magma Copper Company's Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this regis-tration statement.


/s/  Arthur Andersen & Co.
- --------------------------

Tucson, Arizona,
  March 25, 1994.